As filed with the Securities and Exchange Commission on December 29, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVATEL WIRELESS, INC.

(Exact Name Of Registrant as Specified in Its Charter)

Delaware	86-0824673
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9645 Scranton Road, Suite 205

San Diego, California 92121

(858) 812-3400

(Address of Principal Executive Offices)

Amended and Restated 2000 Stock Incentive Plan

Amended and Restated 2000 Employee Stock Purchase Plan

(Full Title of the Plan)

Catherine F. Ratcliffe

Vice President, Business Affairs

Novatel Wireless, Inc.

9645 Scranton Road, Suite 205

San Diego, California 92121

(Name and Address of Agent For Service)

(858) 812-3400

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Stock Options and Common Stock, par value $.001 per share	1,636,000 shares	$7.92 - 9.36	$14,492,496	$1,551

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based upon (a) the actual weighted average exercise price for shares subject to outstanding awards previously granted under the Registrant’s Amended and Restated 2000 Stock Incentive Plan, and (b) the average of the high and low sales prices of the Registrant’s Common Stock on December 21, 2006, as reported on the NASDAQ Global Market, for shares issuable under the Registrant’s Amended and Restated 2000 Stock Incentive Plan and Amended and Restated 2000 Employee Stock Purchase Plan. The following chart shows the calculation of the registration fee.

Plan	Number of Shares to be Offered	Offering Price Per Share	Aggregate Offering Price
Common Stock issuable pursuant to outstanding awards under the Amended and Restated 2000 Stock Incentive Plan	569,767	$7.92	$4,512,555

Common Stock issuable under the Amended and Restated 2000 Stock Incentive Plan	1,030,233	$9.36	$9,642,981

Common Stock issuable under the Amended and Restated 2000 Employee Stock Purchase Plan	36,000	$9.36	$336,960

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

Item 3. Incorporation of Documents by Reference.

Novatel Wireless, Inc. is hereby registering 1,600,000 additional shares of its Common Stock, $0.001 par value per share (“Common Stock”), for issuance under the Amended and Restated Novatel Wireless 2000 Stock Incentive Plan and 36,000 additional shares of Common Stock for issuance under the Amended and Restated Novatel Wireless 2000 Employee Stock Purchase Plan. Registration Statement No. 333-53692 on Form S-8, filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2001 and amended pursuant to Post Effective Amendments filed with the SEC on October 9, 2003 and August 2, 2004, relating to the same class of securities is currently effective and, in accordance with General Instruction E to Form S-8, the contents of such Registration Statement are incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel.

The validity of the Common Stock to be registered hereby will be passed upon for the Company by Patrick T. Waters, the Company’s Deputy General Counsel. As of the date hereof, Mr. Waters beneficially owns 71,742 shares of Common Stock, which includes 68,380 shares of Common Stock issuable within 60 days of the date hereof upon the exercise of stock options.

Item 8. Exhibits

Exhibit Number

5.1	Legal Opinion of Patrick T. Waters, Esq.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Patrick T. Waters, Esq. is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages of this Registration Statement

99.1	Amended and Restated Novatel Wireless 2000 Stock Incentive Plan, including the form of Executive Officer Stock Option Agreement and the form of Director Stock Option Agreement (incorporated by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2005, filed March 16, 2006)

99.2	Form of Amendment of Stock Option Agreements dated July 20, 2006 by and between the Company and Optionee with respect to the Amended and Restated 2000 Stock Incentive Plan (incorporated by reference to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006, filed November 9, 2006)

99.3	Form of Amendment of Stock Option Agreements dated July 20, 2006 by and between the Company and Optionee with respect to the Amended and Restated 2000 Stock Incentive Plan and grants made pursuant thereto in 2004 and subsequently (incorporated by reference to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006, filed November 9, 2006)

99.4	Form of Non-employee Director Restricted Share Award Agreement (incorporated by reference to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006, filed August 9, 2006)

99.5	Form of Executive Officer Restricted Stock Award Agreement (incorporated by reference to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006, filed August 9, 2006)

99.6	Amended and Restated Novatel Wireless 2000 Employee Stock Purchase Plan (incorporated by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2005, filed March 16, 2006)

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 22, 2006.

NOVATEL WIRELESS, INC.

By:	/s/ BRAD WEINERT
Brad Weinert
Acting Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints BRAD WEINERT AND CATHERINE F. RATCLIFFE and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRAD WEINERT Brad Weinert	Acting Chief Executive Officer (Principal Executive Officer)	December 22, 2006

/s/ DAN L. HALVORSON Dan L. Halvorson	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 28, 2006

______________________________________________ Robert Getz	Director

/s/ PETER V. LEPARULO Peter V. Leparulo	Director	December 22, 2006

______________________________________________ Peng K. Lim	Director

/s/ HORST J. PUDWILL Horst J. Pudwill	Director	December 22, 2006

/s/ DAVID A. WERNER David A. Werner	Director	December 28, 2006

EXHIBIT INDEX

Exhibit Number

5.1	Legal Opinion of Patrick T. Waters, Esq.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Patrick T. Waters, Esq. is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages of this Registration Statement

99.1	Amended and Restated Novatel Wireless 2000 Stock Incentive Plan, including the form of Executive Officer Stock Option Agreement and the form of Director Stock Option Agreement (incorporated by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2005, filed March 16, 2006)

99.2	Form of Amendment of Stock Option Agreements dated July 20, 2006 by and between the Company and Optionee with respect to the Amended and Restated 2000 Stock Incentive Plan (incorporated by reference to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006, filed November 9, 2006)

99.3	Form of Amendment of Stock Option Agreements dated July 20, 2006 by and between the Company and Optionee with respect to the Amended and Restated 2000 Stock Incentive Plan and grants made pursuant thereto in 2004 and subsequently (incorporated by reference to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006, filed November 9, 2006)

99.4	Form of Non-employee Director Restricted Share Award Agreement (incorporated by reference to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006, filed August 9, 2006)

99.5	Form of Executive Officer Restricted Stock Award Agreement (incorporated by reference to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006, filed August 9, 2006)

99.6	Amended and Restated Novatel Wireless 2000 Employee Stock Purchase Plan (incorporated by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2005, filed March 16, 2006)